                                                                    EXHIBIT 99.1


                                REVOCABLE PROXY
           SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

                         HANCOCK SAVINGS BANK, F.S.B.

                                 JULY   , 1997
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints Kathleen L. Kellogg, Richard
L. Stever and Ezunial Burts, and each of them, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to act for the undersigned and to vote all of the undersigned's shares of common stock, $6.40 par value per share (the "Common Stock"), of Hancock Savings Bank, F.S.B. ("Hancock"), at the Special Meeting in lieu of Annual Meeting of Stockholders
of Hancock (the "Meeting"), to be held on July   , 1997, at 8:00 a.m., at the
office of Hancock located at 157 North Larchmont, Los Angeles, California 90004, and at any and all adjournments or postponements thereof, upon the proposals described in the Proxy Statement/Prospectus for the Meeting as indicated on the reverse side hereof.

  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

  It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Special Meeting in lieu of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such additional matters, if any, as determined by the Board of Directors.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, "FOR" EACH OF THE NOMINEES LISTED FOR DIRECTOR AND "FOR" APPROVAL OF THE KELLOGG OPTION.
                (continued and to be signed on the other side)

                             FOLD AND DETACH HERE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
PROPOSALS:
                                                   Please mark
                                                   your votes     [X]
                                                   as indicated
                                                  in this example


PROPOSAL 1. Proposal to approve an Agreement and Plan of Merger, dated as of June 25, 1997, by and among Bank Plus Corporation ("Bank Plus"), Fidelity Federal Bank, FSB ("Fidelity"), and Hancock, pursuant to which (a) Hancock would merge with and into Fidelity, with Fidelity being the surviving bank, and (b) each outstanding share of Hancock Common Stock (except for shares held by Hancock stockholders properly exercising dissenters' rights) would be converted into the right to receive such number of shares of common stock, $0.01 par value per share, of Bank Plus, as determined under the formula described in the Proxy Statement/Prospectus.

 FOR               AGAINST              ABSTAIN
 [  ]               [  ]                  [  ]


PROPOSAL 2. ELECTION OF DIRECTORS
                                      VOTE FOR               VOTE WITHHELD
(a) Nominee: Ezunial Burts
                                        [  ]                      [  ]


                                      VOTE FOR               VOTE WITHHELD
(b) Nominee: Eric D. Hovde
                                        [  ]                      [  ]


                                      VOTE FOR               VOTE WITHHELD
(c) Nominee: Kathleen L. Kellogg
                                         [  ]                      [  ]


PROPOSAL 3. Proposal to approve the Kellogg Option.

                                         FOR         AGAINST      ABSTAIN

                                         [  ]         [  ]         [  ]


Please check here if this is a new address [_]

Please check here if you plan to attend the Meeting [_]

Please check your mailing address on the mailing envelope used to mail this material to you. If it is inaccurate, please include your correct address below:

-------------------------------------------------------------------------------
                                   (Address)

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                            (City, State, Zip Code)

Dated: __________________________________________________________________, 1997
Please date this Proxy and sign exactly as your name appears on your stock certificate. If signing as a fiduciary, please give your full title.


-------------------------------------------------------------------------------
                           Signature of Stockholder


-------------------------------------------------------------------------------
                  Signature of Stockholder (if held jointly)


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE